SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2006

Assured Pharmacy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-33165	98-0233878
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17935 Sky Park Circle, Suite F, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949)222-9971

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

In February 2004, we entered into a joint venture agreement (the “Agreement”) with TAPG, L.L.C. ("TAPG"), a Louisiana limited liability company, and formed Safescript Northwest, Inc. ("Safescript Northwest"), a Louisiana corporation, for the purpose of establishing and operating up to five pharmacies. Effective August 19, 2004, Safescript Northwest changed its name to Assured Pharmacies Northwest, Inc. ("APN"). Since its inception, we have owned 75% of APN, while TAPG has owned the remaining 25%.

APN opened a pharmacy at 12071 124th Avenue NE, Kirkland, Washington, 98034 on August 11, 2004. APN opened a second pharmacy on September 21, 2004 3822 S.E. Powell Blvd, Portland, Oregon, 97202. These pharmacies are the only pharmacies opened pursuant to the Agreement.

We advanced APN a total of $351,857 as an interest-free loan to sustain operations at both pharmacies held and operated by APN. On March 6, 2006, our interest-free loan of $351,857 was converted into 378 shares of APN. Following the conversion of this debt into equity, we maintain a 94.8% ownership interest in APN and TAPG owns the remaining 5.2% interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assured Pharmacy, Inc.

/s/ Robert DelVecchio
Robert DelVecchio, Chief Executive Officer

Date: March 10, 2006